EXHIBIT 99.12



                      EMPLOYMENT AND COMPENSATION AGREEMENT



This Employment and Compensation Agreement (the "Agreement") is entered into in Contra Costa County, California, as of the 13th day of November, 1998, by and between Finet Holdings Corporation, a Delaware corporation ("Finet") and collectively herein ("Employer") and James Fisher ("Employee"), who agree as follows:

1. Employment.

(a) Employer hereby offers Employee employment with Employer, and Employee hereby accepts employment, commencing on November 13, 1998 on the terms and conditions contained in this Agreement.

(b) Employee shall serve as the sole Vice President- Research and Development of Finet Holdings Corporation. In that capacity, Employee shall faithfully and diligently carry out such duties and have such responsibilities as are customary among persons employed in substantially similar capacities for similar companies provided that Employee shall at all times be subject to the direction of the Company's President. Employee agrees to the best of its ability and experience to perform loyally and conscientiously all of the duties and responsibilities required of him, either expressly or implicitly, by the terms of this Agreement.

(c) Location of Employee's employment shall be in the San Francisco Bay area.

(d) Addendum A is hereby incorporated into this Agreement.

2. Term of Employment. Specified in Addendum A.

3. Commitment. Except as is otherwise provided herein, during the Term, of Employment Employee shall devote one hundred (100%) percent of his entire productive time, ability, and attention to the business of the Employer not withstanding the foregoing employee may serve on Boards of Directors of other entities. Except as is otherwise provided herein, Employee shall not render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement and shall not require prior written consent. Notwithstanding the foregoing, this Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.

4. Competitive Activities.

(a) During the Term of Employment, Employee shall not, directly or indirectly, own an interest in, operate, join, control, or participate in, or be connected as an officer, employer., agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person, or other entity producing, designing. providing, soliciting orders for, selling, distributing or marketing products, goods, equipment, or services that compete directly or indirectly with Employees products and services or Employees business, without first obtaining the written approval of Employer. Such approval my be rescinded by Employer if and when, in the opinion of Employer, such activities materially inhibit Employee's performance under this Agreement or place Employer at risk.

(b) During the Term of Employment and the Posttermination Period, Employee shall not, directly or indirectly, either for himself or for any other person, firm, or corporation, divert or take away or attempt to divert or take away (and during the Posttermination Period, call on or solicit or attempt to call on or solicit) any of Employees customers or patrons, not including those on whom he called or whom he solicited or to whom he catered or with whom he became acquainted prior to his engagement by Employer. Nothing herein shall limit Employee's right during the Posttermination Period, to call on or solicit or attempt to call on or solicit any of Employee's customers or patrons on whom he called or whom he solicited or to whom he catered or with whom he became acquainted during the period prior to his engagement by Employer.

(c) During the Term of Employment, Employee shall not undertake planning for or organization of any business activity competitive with Employer's business or combine or join with other employees or representatives of Employer's business for the purpose of organizing any such competitive business activity.

(d) During the Term of Employment and the Posttermination Period, Employee shall not, directly or indirectly or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor, or otherwise) by Employer to terminate his employment or engagement.

5. Compensation.

(a) As compensation for the services to be rendered by Employee hereunder during the Term of Employment, Employer shall pay Employee a Base Salary and additional compensation based upon the performance of Employee, as is more specifically set forth in Addendum A to this Agreement ("Adjusted Base Salary").

(b) Employee's Adjusted Base Salary, will be payable in accordance with Employees customary payroll practices.

6. Benefits. In addition to the compensation described herein above, during the Term of Employment, Employee shall be eligible to receive the following benefits:

(a) Such health insurance and other benefits that Employer may, from time to time, make available to Employer's employees.

(b) Vacation time, sick leave, and personal time in accordance with Employer's vacation and absence policies, which Employer may, from time to time, maintain for employees at Employee's level of employment.

(c) Reimbursement of reasonable business expenses, upon submission of documentation in accordance with Employer's regular expense reimbursement policies, for reasonable business expenses incurred on behalf of Employer by Employee.

(d) Participation in any savings plan, 401(k) plan, profit sharing plan or Pension Plan, which Employer may, from time to time, maintain for employees at Employee's level of employment, subject to plan eligibility.

7. Confidential Information.

(a) Employee recognizes that, during the course of his employment with Employer, he will be exposed to certain nonpublic, confidential information, the disclosure of which to third parties would cause competitive injury to Employer. Such confidential information includes but is not limited to Employer's investment plans or strategies, trade secrets, sources of supply, customer lists, lists of potential customers, customer or consultant contracts and the details thereof, pricing policies, operational methods, marketing and merchandising plans or strategies, business acquisition plans, personnel acquisition plans, unannounced products and services, research and development activities, processes, formula, methods, techniques, technical data, know-how, inventions, designs, financial or accounting data, inventory reports, production schedules, cost and sales data, strategies, forecasts, and all other information that is not publicly available pertaining to the business of Employer or any of its affiliates. Such confidential information is hereinafter referred to as "Confidential Information".

(b) Confidential Information shall not include (i) any information which is or becomes publicly available other than through breach of this Agreement, or (ii) any information which is or becomes known or available to Employee on a non-confidential basis and not in contravention of applicable law from a source which is entitled to disclose such information to Employee.

(c) Employee agrees that he will not, while he is employed by Employer, divulge Confidential Information to any person, directly or indirectly, except to Employer or its officers and agents, or as reasonably required in connection with his duties on behalf of the Employer, except as is required by law or court order. Employee further agrees not to use, except on behalf of the Employer, any Confidential Information acquired by Employee during the Term of Employment. Employee agrees that he will not at any time after his employment with Employer has ended, divulge to any person, directly or indirectly, any Confidential Information, except as is required by law or court order. Employee further agrees that, if his relationship with the Employer is terminated for any reason, he shall not take with him but will leave with Employer all records, papers, and computer software and data, and any copies thereof relating to the Confidential Information (or if such papers, records, computer software and data, or copies are not on the premises of Employer, Employee agrees to return such papers, records, and computer software and data immediately upon his termination). Employee acknowledges that all such papers, records, computer software and data, or copies thereof are and remain the property of Employer.

8. Voice Mail and Electronic Mail. All voice mail and electronic; mail on Employees telephone or computer systems are the property of Employer and shall be non-personal, non-private and non-privileged to Employer and Employee shall disclose to Employer all codes or passwords necessary for Employer to access such voice mail or electronic mail.

9. Cooperation. As a condition of his employment with Employer, Employee agrees that he will not disrupt, damage, impair, or interfere with the business of the Employer, such as by interfering with the duties of the Employer's employees, disrupting relationships with Employees customers, agents, representatives, or vendors, or otherwise.

10. Termination.

(a) Employee may terminate this Agreement for any reason or for no reason upon providing Employer with sixty (60) days prior written notice of his intention to terminate.

(b) Employer may terminate this Agreement upon written notice to Employee prior to its expiration date for just cause or due to the Employee's death or substantial physical impairment which prevents Employee from performing his duties and responsibilities as set forth herein. For purposes of this Section, "just cause" is defined as a violation of Section(s) 3., 4., 7., or 9. hereof, fraud, misappropriation of funds, embezzlement, theft, physical assault on another person, drunkenness on the job, possession or use of narcotics on Employer's property, willful and material damage to Employer's property, conviction of a felony, repeated or material violations of Employer's policies.

(c) In the event Employee's employment is terminated, whether by Employer for "just cause", as is defined herein, or Employee as provided herein, Employer shall have no further obligation to pay any compensation to or benefits on behalf  of  Employee,  however  all  compensation  accrued  a-s of the  date  of
termination   shall  be  paid  to  Employee  within  forty  five  (45)  days  of termination.

(d) In the event Employee's employment is terminated by Employer without "just cause"`, or if a person or entity gains ownership of over 35% of the outstanding shares of Finet, or if responsibilities of employee are materially modified without Employee's consent, provisions and obligations in Addendum A shall be applicable. All share grants and options or warrants shall fully vest upon the date of employment termination or acquisition of 35% of outstanding shares. Employee shall have up to 90 days from termination date to exercise such options or warrants.

(e) Upon termination of his employment, Employee agrees to deliver promptly to Employer all records, files, drawings, documents, specifications, blueprints, letters, notes, reports and computer software, and all copies thereof, and any and all materials relating to Employer's Confidential Information that is in his possession or control. At the time of termination, Employee will have an exit interview with Employer wherein Employee will certify that Employee has returned to Employer all tangible Confidential Information disclosed to him, and disclose Inventions conceived or developed by him during the Term of Employment.

(f) Sections 4., 7., 10.,  11.,  12.,  13.,  14.,  15., and 16.,  hereof,  shall survive termination of this Agreement.

11. Assignment. The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, executors and administrators, as the case may be; provided that, as Employer has specifically contracted for Employee's services, Employee may not assign or delegate his duties and responsibilities under this Agreement either in whole or part without the prior written consent of Employer.

12. Severability of Provisions. In the event any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law,
(a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof (c) the remaining provisions of this Agreement will remain in fall force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

13. Mediation and Arbitration. Initially all claims and controversies of any kind relating to this Agreement shall be submitted to mediation pursuant to the services of an established mediation service with the venue of the mediation being San Francisco, CA. In the event the matter cannot be disposed of by mediation, all claims and controversies of any kind relating to this Agreement shall be finally settled by binding arbitration before a single arbitrator in San Francisco, CA, in accordance with the rules then in effect from the American Arbitration Association. All parties to this Agreement shall be bound by the decisions in an any such arbitration, and judgment upon such arbitration may be entered by any court of proper jurisdiction. Attorney's fees and costs shall be allocated by agreement in mediation or by the arbitrator in arbitration.

14. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, or mailed by certified mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service, to the recipient at the address below indicated:

         To Employee:                James Fisher

         To Employer:                 President
                                      Finet Holdings Corporation
                                      3021 Citrus Circle, #150
                                      Walnut Creek, CA 94598

         ,or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or if mailed, five (5) days after deposit in a U.S. Postal facility.

15. Entire Agreement: Amendments and Waivers. This Agreement contains the sole, complete, final, exclusive and entire agreement between the parties pertaining to the employment of Employee by Employer and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No amendment, supplement, modification, rescission or waiver of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided. The parties expressly acknowledge that they have not relied upon any prior agreements, understandings, negotiations or discussions, whether oral or written.

16. Choice of Law. The rights and duties of the parties will be governed by the law of the State of California, excluding any choice-of-law rules that would require the application of laws of any other jurisdiction.

17. Insurance. Employee shall cooperate at no cost to him with Employer, should Employer wish to purchase key-man insurance on Employee's life.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


         Employer                                    Employee



By:  /s/ Daniel Rawitch                         By:  /s/ James Fisher
   ------------------------------                 ----------------------------
         Daniel Rawitch,                                 James Fisher
         President

                                   ADDENDUM A



                              EMPLOYMENT TERM SHEET

                                  James Fisher



This agreement between James Fisher (Fisher), and Finet Holdings Corporation (Finet) shall define prospective terms of employment.

TERM - The term of this agreement shall be one year.



POSITION - Fisher shall be named the companies Vice President of Research and Development.



COMPENSATION- Fisher shall receive a base salary of $125,000 per year effective December 1, 1999. Fisher shall also be provided a $25,000 cash bonus, payable as; $5, 000 upon signing of this agreement and $20,000 upon completion of Finet's upcoming equity financing, but no later than December 23, 1999.



EQUITY INCENTIVES - Fisher shall receive 34,722 shares of stock and 75,000 employee qualified incentive stock options. Options shall be priced at 0.75 cents and be vested equally over 36 months. In the event the Company's Common Stock is trading below 0.75 on the date 12 months from the date of this agreement, FiNet will issue to Fisher that amount of shares of Common Stock sufficient to equal the original $25,000.



BENEFITS - Fisher shall receive standard benefits as provided to other Finet Holdings Vice Presidents; including, medical, dental, life and paid vacation.



Agreed by:


/s/ James Fisher                              /s/ Daniel Rawitch
--------------------------                   ---------------------------------
James Fisher                                   Daniel Rawitch, President



Dated: December 15, 1999                    Dated: December 15, 1999